UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2006

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01     Other Events.

On July 10, 2006, StanCorp Financial Group, Inc. (“StanCorp”) completed its acquisition of Invesmart, Inc. and all of its subsidiaries (“Invesmart”), a national retirement financial services firm. The purchase price was approximately $85 million. Invesmart is headquartered in Pittsburgh, Pennsylvania with local sales and services offices in 20 cities across the United States. The business acquired consists of over 4,000 retirement plans with assets under administration of more than $10 billion. Invesmart will operate as a subsidiary of StanCorp and will become part of its recently formed Asset Management group.

A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	StanCorp Financial Group, Inc. press release dated July 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: July 10, 2006	/s/ Cindy J. McPike
Cindy J. McPike Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

* 99.1	StanCorp Financial Group, Inc. press release dated July 10, 2006

*	Furnished herewith